Exhibit 10.3
MOLYCORP, INC.
RESTRICTED STOCK UNITS AGREEMENT
WHEREAS, [GRANTEE NAME] (the “Grantee”) is an employee of Molycorp, Inc. or one of its Subsidiaries;
WHEREAS, the grant of Restricted Stock Units was authorized by a resolution of the Compensation Committee of the Board (the “Compensation Committee”) that was duly adopted on _____ ___, 20_____ (the “Date of Grant”), and the execution of a Restricted Stock Units agreement substantially in the form hereof (this “Agreement”) to evidence such grant was authorized by a resolution of the Compensation Committee that was duly adopted on _____ ___, 20_____.
NOW, THEREFORE, pursuant to the Company’s 2010 Equity and Performance Incentive Plan (the “Plan”), and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company has granted to Grantee as of the Date of Grant _____ Restricted Stock Units (“RSUs”).
1. Payment of RSUs. The RSUs covered by this Agreement shall become payable to Grantee if they become nonforfeitable in accordance with Section 2, Section 3, or Section 4 hereof.
2. Vesting of RSUs. Subject to the terms and conditions of Sections 3, 4 and 5 hereof, Grantee’s right to receive the shares of Common Stock subject to the RSUs shall become nonforfeitable with respect to one-hundred percent (100%) of the total number of RSUs on the third anniversary of the Date of Grant (the “Vesting Date”) if (i) Grantee remains continuously employed by the Company or any of its Subsidiaries until such time or (ii) Grantee’s employment with the Company or any Subsidiary is terminated during the three-year period following the Date of Grant by reason of Normal Retirement.
3. Effect of Change of Control. In the event a Change of Control occurs prior to the RSUs becoming nonforfeitable as provided in Section 2 above and while Grantee is an employee of the Company or any Subsidiary, the RSUs covered by this Agreement shall become nonforfeitable and payable to Grantee if, in connection with such Change of Control, the successor corporation does not assume the obligations of the Company under this Agreement or provide Grantee with a substitute award with rights equivalent to the rights provided under this Agreement. However, if the preceding sentence applies and if the Change of Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, then issuance of the Common Shares underlying the RSUs (or payment of any other form of consideration into which the Common Shares underlying the RSUs may have been converted in connection with the Change of Control) will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to Grantee on the earlier of (a) Grantee’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code) (or, if Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the date of issuance or payment shall be the first day of the seventh month after the date of Grantee’s separation from service with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code), (b) the Vesting Date under Section 2, or (c) Grantee’s death. Subject to the following sentence, if the successor corporation assumes the obligations of the Company under this Agreement or provides Grantee with a substitute award with rights equivalent to the rights provided under this Agreement, then no such acceleration shall apply and the terms of this Agreement shall apply to the assumed or substitute award, except as may otherwise be provided in a written agreement between Grantee and the Company. Notwithstanding the foregoing, if, following a Change of Control, (x) the successor corporation assumes the obligations of the Company under this Agreement or provides Grantee with a substitute award with rights equivalent to the rights provided under this Agreement and (y) during the two-year period following the Change of Control, the Company or any Subsidiary terminates Grantee’s employment without Cause or Grantee terminates his or her employment for Good Reason, then the RSUs covered by this Agreement or any substitute award shall become nonforfeitable and payable to Grantee upon such termination of employment; provided, however, that if Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the date of issuance or payment shall be the first day of the seventh month after the date of Grantee’s separation from service with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code.
4. Effect of Termination Due to Death or Disability. Notwithstanding Section 2 above, if Grantee dies or Grantee’s employment is terminated because Grantee becomes Disabled while in the employ of the Company or any Subsidiary, the RSUs covered by this Agreement shall immediately become nonforfeitable and payable to Grantee. However, if the event triggering the right to payment under this Agreement is the termination of Grantee’s employment because Grantee becomes Disabled and Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, the date of issuance shall be the first day of the seventh month after the date of Grantee’s separation from service with the Company or any of its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code.
5. Forfeiture of Awards. In the event that Grantee’s employment shall terminate in a manner other than Normal Retirement or any specified in Sections 3 or 4 hereof, Grantee shall forfeit any RSUs that have not become nonforfeitable by such Grantee at the time of such termination. In the event that Grantee intentionally commits an act that the Compensation Committee determines to be materially adverse to the interests of the Company or any Subsidiary, Grantee’s right to receive any shares of Common Stock to be delivered with respect to the Restricted Stock Units covered by this Agreement shall be forfeited at the time of that determination notwithstanding any other provision of this Agreement.
6. Form and Time of Payment of RSUs. Except as otherwise provided for in Section 9, payment for the RSUs shall be made in form of shares of Common Stock on the date they become nonforfeitable or otherwise become payable in accordance with Section 2, Section 3 or Section 4 hereof. To the extent that the Company is required to withhold any federal, state, local or foreign taxes in connection with (a) the delivery of shares of Common Stock to Grantee or any other person under this Agreement or (b) Grantee’s attainment of eligibility for Normal Retirement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery or any future delivery that Grantee shall pay such taxes or make arrangements that are satisfactory to the Company for payment thereof. Grantee may elect to have the number of shares of Common Stock to be delivered to Grantee or such other person reduced (based on the Market Value Per Share as of the date the RSUs become payable) to provide for the taxes required to be withheld, with any fractional shares that would otherwise be delivered being rounded up to the next nearest whole share. If the Company is required to withhold any federal, state, local or foreign taxes in connection with Grantee’s becoming eligible for Normal Retirement, Grantee may elect to accelerate the delivery of a portion of the Restricted Shares to satisfy the Company’s withholding obligations (including any withholding obligations for income tax arising from the accelerated delivery of such Restricted Shares) to the extent that such accelerated delivery is permitted under Treasury Regulation Section 1.409A-3(j)(4)(vi). In no event, however, shall the Market Value Per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section 6 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. The Board (or the Compensation Committee) may, at its discretion, adopt any alternative method of providing for taxes to be withheld. Elections to defer receipt of the Shares beyond the date of payment provided herein may be permitted in the discretion of the Board pursuant to procedures established by the Board in compliance with the requirements of Section 409A of the Code.
7. Payment of Dividend Equivalents. From and after the Date of Grant and until the earlier of (a) the time when the RSUs become nonforfeitable and payable in accordance with Section 2, Section 3 or Section 4 hereof or (b) the time when Grantee’s right to receive shares of Common Stock upon payment of RSUs is forfeited in accordance with Section 5 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, Grantee shall be entitled to dividend equivalents with respect to each outstanding RSU. On the date the dividend is paid, the dividend equivalents will be credited as either:
i.	a cash amount equal to the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the number of outstanding RSUs credited to Grantee as of such date; or

ii.	a number of additional whole RSUs determined by dividing (A) the product of (1) the dollar amount of the cash dividend paid per share of Common Stock on such date and (2) the number of RSUs credited to Grantee as of such date, by (B) the Market Value Per Share on such date.
The form of the dividend equivalents credited to the outstanding RSUs will be determined by the Compensation Committee at its own discretion. Such dividend equivalents (if any) shall be subject to the same terms and conditions as the RSUs and shall be paid, settled or forfeited, in shares of Common Stock or cash, as applicable, in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.
8. RSUs Nontransferable. Neither the RSUs granted hereby nor any interest therein or in the shares of Common Stock related thereto shall be transferable or assignable other than by will or the laws of descent and distribution prior to payment.

9. Adjustments. The Board shall make any adjustments in the number of RSUs or other securities covered by this Agreement that the Board may determine to be equitably required to prevent any dilution or expansion of Grantee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, split-off, spin-out, split-up, separation, reorganization, partial or complete liquidation involving the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (c) other transaction or event having an effect similar to any of those referred to in Section 9(a) or 9(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of Grantee’s rights under this Agreement such alternative consideration as the Board may determine in good faith to be equitable under the circumstances.
10. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
11. Continuous Employment. For purposes of this Agreement, the continuous employment of Grantee with the Company or any Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (a) transfer of Grantee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.
12. No Employment Contract. The grant of the RSUs to Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment of Grantee.
13. Information. Information about Grantee and Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Grantee’s country or elsewhere, including the United States of America. Grantee consents to the processing of information relating to Grantee and Grantee’s participation in the Plan in any one or more of the ways referred to above.

14. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board (or a committee of the Board) acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the RSUs. The interpretation and construction by the Compensation Committee of any provision of the Plan or this Agreement and any determination by the Compensation Committee pursuant to any provision of the Plan or this Agreement will be final and conclusive.
15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent (provided, however, that Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any regulations promulgated thereunder).
16. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
17. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the RSUs covered by this Agreement shall not be paid if the payment thereof would result in violation of any such law.
18. Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.
19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principles of conflict of laws thereof.
20. Definitions. As used in this Agreement,
(a) “Cause” shall have the meaning ascribed to it in any employment agreement between Grantee and the Company or any of its Subsidiaries; provided that if Grantee does not have an employment agreement with the Company or any of its Subsidiaries that includes a definition of “Cause,” then a termination for “Cause” shall mean the termination by the Company or any Subsidiary of Grantee’s employment with the Company or any Subsidiary as a result of (i) the commission by Grantee of a felony or a fraud, (ii) gross negligence or gross misconduct by Grantee with respect to the Company or any Subsidiary or affiliate of the Company, (iii) Grantee’s failure to follow the directions of the Board or Chief Executive Officer of the Company, which failure is not cured within three days after written notice thereof to Grantee, (iv) Grantee’s violation of any non-competition, non-solicitation or non-disclosure agreement with the Company or any Subsidiary, (v) Grantee’s breach of a material employment policy of the Company, which breach is not cured within three days after written notice thereof to Grantee, or (vi) any other breach by Grantee of any agreement with the Company or any Subsidiary that is material and is not cured within thirty days after written notice thereof to Grantee.

(b) “Change of Control” means the occurrence of any of the following events:
(i)	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own more than 50% of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than or equal to 50% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;

(ii)	individuals who, as of September 30, 2010, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 30, 2010 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.

(c) “Disabled” means, as a result of injury or sickness, Grantee is unable for a period of 180 days to perform with reasonable continuity the essential duties necessary to pursue Grantee’s occupation in the usual or customary way.
(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(e) “Good Reason” means Grantee’s termination of his or her employment as a result of (i) any material diminution in Grantee’s authority, duties or responsibilities or (ii) a relocation of Grantee’s principal office to a location that is in excess of fifty (50) miles from its location as of the Date of Grant. Notwithstanding the foregoing, no termination of employment by Grantee shall constitute a termination for “Good Reason” unless (A) Grantee gives the Company or any Subsidiary employing Grantee notice of the existence of an event described in clause (i) or (ii) above within sixty (60) days following the occurrence thereof, (B) the Company or any Subsidiary employing Grantee does not remedy such event within thirty (30) days of receiving the notice described in the preceding clause (A), and (C) Grantee terminates employment within five (5) days of the end of the cure period specified in clause (B), above.
(f) “Normal Retirement” means, unless the Board determines otherwise, termination of employment (other than by death or disability and other than in the event of termination for Cause) by Grantee after attaining age 65 and completing 5 or more years of combined service with the Company and its affiliates.
[SIGNATURES ON FOLLOWING PAGE]

Executed in the name and on behalf of the Company, as of the _____ day of _____, 20__.

MOLYCORP, INC.
By:
Name:
Title:

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the RSUs or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Grantee

Date:

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